SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      March 19, 2015

SIERRA BANCORP

(Exact name of registrant as specified in its charter)

California	000-33063	33-0937517
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

86 North Main Street, Porterville, CA 93257
(Address of principal executive offices)
(Zip code)

(559) 782-4900
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 DEPARTURE OF DIRECTORS OF PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In accordance with previously announced plans, the Boards of Sierra Bancorp (the “Company”) and its wholly-owned subsidiary, Bank of the Sierra (the “Bank”), officially appointed Kevin J. McPhaill as President and Chief Executive Officer of the respective organizations effective April 1, 2015. Furthermore, James C. Holly, who will retire as CEO on March 31, 2015 but will continue as a director of both organizations, was officially appointed as Vice Chairman of the Company and the Bank, also effective April 1, 2015. These actions took place at regular monthly board meetings of the Company and the Bank held March 19, 2015.

Mr. McPhaill, who is currently 42 years old, has been President and Chief Operating Officer of the Company and the Bank since January 1, 2014, and prior to that served as an executive vice president and Chief Banking Officer for the Company and the Bank since January 1, 2006. His annual cash compensation as President and Chief Executive Officer will consist of a base salary of $350,000 and a potential incentive bonus equal to 75% of his base salary. Total compensation will include other perquisites that are normal and customary for this position including stock options, a salary continuation plan, and use of a Company-owned car.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA BANCORP

Dated: March 20, 2015	By:	/s/ Kenneth R. Taylor
Kenneth R. Taylor Executive Vice President & Chief Financial Officer